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                           COMMONWEALTH OF PUERTO RICO

                        CERTIFICATE OF AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                          OF R&G FINANCIAL CORPORATION
                    BEFORE THE RECEIPT OF PAYMENT OF CAPITAL


THE UNDERSIGNED HEREBY CERTIFY:


FIRST: That at a meeting of the Board of Directors of R&G FINANCIAL CORPORATION, a corporation organized pursuant to the laws of Puerto Rico (the "Corporation"), which meeting was duly held on June 13, 1996, Article Four (IV) of the Certificate of Incorporation was amended so that it reads as follows:

               The total number of shares of all classes which the Corporation shall have authority to issue is THIRTY FIVE MILLION (35,000,000) shares, consisting of TEN MILLION (10,000,000) shares of Class A Common Stock, par value $.01 per share (hereinafter called the "Class A Common Stock"), FIFTEEN MILLION (15,000,000) shares of Class B Common Stock, par value $.01 per share (hereinafter called "Class B Common Stock") and TEN MILLION (10,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter called the "Preferred Stock"). As used herein the terms "Common Stock" shall include Class A Common Stock and Class B Common Stock. The following is a statement of the designations, preferences, limitations and relative rights in respect of each class of Common Stock an of the Preferred Stock of the
          Corporation:

               A. Except as herein otherwise expressly provided, all shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                    1.   DIVIDENDS.  When and as dividends are
          declared or paid or distributions are made upon Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends and distributions, except that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate in each such class of stock and the dividends payable in shares of Class A Common

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          Stock shall be payable to the holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to the holders of that class of stock.

                    2. CONVERSION. Subject to and upon compliance with the provisions hereof, each record holder of Class A Common Stock shall be entitled at any time and from time to time to convert any or all of its shares of Class A Common Stock held by such holder into shares of Class B Common Stock at the rate of one (1) share of Class B Common Stock for each share of Class A Common Stock so converted. The shares of Class B Common Stock shall not carry any conversion rights nor otherwise be convertible into shares of Class A Common Stock.

                    Each conversion of shares of Class A Common Stock into shares of Class B Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of the Class A Common Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of Class A Common Stock) at any time during its usual business hours, together with written notice by the holder of the Class A Common Stock stating that such holder desires to convert a stated number of shares of Class A Common Stock represented by such certificates into Class B Common Stock which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Class B Common Stock shall be issued and shall include instructions for delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions the certificate or certificates for Class B Common Stock issuable upon such conversion.

                    Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates representing the shares of Class A Common Stock shall have been surrendered to the Corporation and such notice shall have been received by the Corporation, and at such time all rights of the holder of such converted shares of Class A Common Stock (or a specified portion thereof) as such holder shall cease and the person in whose name or names any certificate or certificates for shares of Class B Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class B Common Stock issuable upon such conversion.

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                    The Corporation shall at all times reserve and
          keep available out of its authorized but unissued shares of Class B Common Stock solely for the purpose of issue upon the conversion of Class A Common Stock, as herein provided, such number of shares of Class B Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Common Stock. All shares of Class B Common Stock issuable upon a conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The issuance of certificates for shares of Class B Common Stock upon conversions of shares of Class A Common Stock shall be made without charge to the holders of such shares of Class A Common Stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Class A Common Stock converted.

                    3. VOTING RIGHTS. Each holder of Class A Common Stock shall be entitled to two (2) votes for each share of Class A Common Stock held by such shareholder on any matter on which shareholders of Common Stock are entitled to vote. Each holder of Class B Common Stock shall be entitled to one
          (1) vote for each share of Class B Common Stock held by such holder on any matter on which shareholders of Common Stock are entitled to vote. Consistent herewith, upon conversion of shares of Class A Common Stock to shares of Class B Common Stock, each share of Class B Common Stock shall only be entitled to one (1) vote.

               B. The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                    (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                    (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                    (c)  the dividends, if any, payable on such
          series, whether any such dividends shall be cumulative, and, if so, from

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          what dates, the conditions and dates upon which such
          dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                    (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                    (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                    (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                    (g) whether the shares of such series shall be convertible into, or exchangeable for shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                    (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                    (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                    (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

               The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All

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          shares of any one series of Preferred Stock shall be
          identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.


SECOND: Said amendment was unanimously approved by the directors of the Corporation.

THIRD: No payment of capital to said Corporation has been received and no shares of the Corporation have been issued.

IN WITNESS, WHEREOF, we, Victor J. Galan and Enrique Umpierre Suarez, President and Secretary of the Corporation, respectively, and authorized officers who sign this certificate, hereby swear that the facts herein stated are true, this 13th day of June, 1996.


                                                     /s/Victor J. Galan
                                                ________________________________
                                                       Victor J. Galan
                                                          President

                                                     /s/Enrique Umpierre Suarez
                                                ________________________________
                                                      Enrique Umpierre Suarez
                                                             Secretary